Exhibit 99.1

FOR IMMEDIATE RELEASE

Westell Announces Leadership Change

AURORA, IL, November 27, 2017 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced today that, effective November 30, 2017, Kirk R. Brannock, Chairman of the Board of Directors, has been appointed interim President and CEO, replacing Matthew B. Brady, who resigned to pursue other opportunities. The Board intends to conduct a search for a permanent CEO.

Brannock served as Westell’s interim President and Chief Executive Officer from October 2016 through July 2017, and was instrumental in rationalizing the Company’s expense structure and positioning Westell for future success in the in-building wireless Public Safety market and the emerging wireless deployment of Centralized Radio Access Networks (CRAN). In addition, Brannock served as a member of Westell’s Board of Directors from February 2011 to September 2014, and was appointed Westell’s Chairman of the Board in September 2017, a position he will retain.

“We want to thank Matt for his service as President and CEO and we wish him the best in his new endeavors,” Brannock said. “Moving forward, management and the Board will continue providing competitive solutions for our customers as well as exploring all options to improve shareholder value.”

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About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality, reliable systems. For more information, please visit westell.com.

Twitter - Company: @Westell_Tech

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Investor Relations Contact
Tom Minichiello
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
Westell Technologies
630-375-4740
tminichiello@westell.com